                                                                   Exhibit 10(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 of Registration Statement No. 333-125753 of MetLife Investors USA Separate Account A on Form N-4 of our report dated March 31, 2005 relating to MetLife Investors USA Separate Account A and our report dated April 25, 2005 relating to MetLife Investors USA Insurance Company (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in method of accounting for certain non-traditional long duration contracts and separate accounts, and for embedded derivatives in certain insurance products as required by new accounting guidance), both appearing in the Statement of Additional Information in this Pre-Effective Amendment No. 1, and to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

St. Louis, Missouri
September 12th, 2005